EXHIBIT 10.34

ACH UNITHOLDERS’ AGREEMENT

April 2nd, 2007

UNITHOLDERS’ AGREEMENT

THIS AGREEMENT is made as of the 2nd day of April, 2007

AMONGST:

ABITIBI-CONSOLIDATED HYDRO INC., a corporation incorporated under the laws of Canada (“GP”);

ABITIBI-CONSOLIDATED COMPANY OF CANADA, a corporation amalgamated under the laws of Québec (“ACCC”);

CDP INVESTISSEMENTS INC., a company incorporated under the laws of Québec (“CDPQ”); and

ACH LIMITED PARTNERSHIP, a limited partnership formed under the laws of Manitoba (“LP”).

RECITALS:

The authorized capital of LP consists of an unlimited number of LP Units, of which, as at the date hereof 4,750,000 Common LP Units are issued and outstanding and owned by CDPQ, 14,250,000 Common LP Units are issued and outstanding and owned by ACCC, and one Common LP Unit is issued and outstanding and owned by GP.

The authorized share capital of GP consists of an unlimited number of Shares, of which, as at the date hereof, 75% of all issued and outstanding Shares are owned by ACCC and 25% of all issued and outstanding Shares are owned by Caisse.

The parties wish to enter into this Agreement to provide, inter alia, restrictions on the transfer and issuance of LP Units.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged by each of the parties), the parties hereto hereby agree as follows:

ARTICLE 1

INTERPRETATION

Section 1.1 Definitions.

In this Agreement, words in the singular number include the plural and words in the plural number include the singular, and the masculine includes the feminine and neuter. In this Agreement, except where the context otherwise requires:

“ACCC” means Abitibi-Consolidated Company of Canada.

“ACI” means Abitibi-Consolidated Inc., a corporation amalgamated under the laws of Canada.

“Acquiror” has the meaning ascribed thereto in Subsection 2.2(5)(c).

“Act” means the Canada Business Corporations Act, as the same may be amended from time to time, including the regulations promulgated thereunder, and any successor legislation thereto.

“affiliate” has the meaning ascribed thereto in the Act.

“Agreement” means this agreement as the same may be supplemented, amended or amended and restated from time to time, and “herein”, “hereof, “hereto”, “hereby”, “hereunder” and similar expressions refer to the Agreement and include every instrument supplemental or ancillary to or in implementation of the Agreement and, except where the context otherwise requires, not to any particular Article, Section or other portion hereof or thereof.

“Business Day” means any day other than a Saturday, Sunday or statutory holiday, when banks are generally open in the City of Toronto, in the Province of Ontario, and in the City of Montreal, in the Province of Québec, for the transaction of banking business.

“Caisse” means Caisse de dépôt et placement du Québec, a legal person constituted under the laws of Québec.

“CDPQ” means CDP Investissements Inc., a wholly-owned subsidiary of Caisse.

“Common LP Units” has the meaning ascribed thereto in the Limited Partnership Agreement.

“Distribution” means a distribution of securities to the public by way of a Prospectus under Securities Laws in any applicable jurisdiction in Canada.

“Encumbrance” means any mortgage, charge, pledge, hypothecation, security interest, assignment, encumbrance, lien (statutory or otherwise), title retention agreement or arrangement, restrictive covenant and any other encumbrances of any nature or any other arrangement or condition that in substance secures payment or performance of an obligation.

“GAAP” means, at any time, accounting principles generally accepted in Canada as recommended in the Handbook of the Canadian Institute of Chartered Accountants at the relevant time, applied on a consistent basis.

“GP” means Abitibi-Consolidated Hydro Inc./Hydroélectricité Abitibi-Consolidated Inc. (formerly known as 4349440 Canada Inc.), a corporation incorporated under the laws of Canada and having its head office at 1155 Metcalfe Street, Suite 800, Montreal, Quebec, H3B 5H2, and includes, where applicable, its permitted successor under the Limited Partnership Agreement.

“GP Shareholder” means each of ACCC and Caisse and such other Persons as may become a shareholder of GP from time to time in accordance with the provisions hereof.

“Limited Partnership Agreement” means the amended and restated limited partnership agreement of LP made as on March 30, 2007 between GP, as general partner, and ACCC, as initial limited partner, as the same may be amended, supplemented or amended and restated from time to time.

“LP” means ACH Limited Partnership (formerly known as Orion Limited Partnership), a limited partnership governed by the laws of the Province of Manitoba.

“LP Unitholder” means each of ACCC, CDPQ, GP and such other Persons as may become Partners (as defined in the Limited Partnership Agreement) from time to time.

“LP Units” means, collectively, the Common LP Units and the Preferred LP Units, and will, where the context permits, include (i) any securities into which such LP Units may be converted, reclassified, redesignated, subdivided, consolidated or otherwise changed, (ii) any securities of LP or of any other Person received by the holders of such LP Units as a result of any merger, amalgamation, reorganization, arrangement or other similar transaction involving LP, (iii) any securities of LP which are received by any one or more Persons as a distribution on or in respect of such securities, and (iv) any security, other instrument or right that is convertible into or evidences the right to acquire any of the foregoing securities.

“Offered Units” has the meaning ascribed thereto in Subsection 2.2(5)(a).

“Operations, Maintenance and Services Agreement” means the operations, maintenance and services agreement to be entered into on or prior to the date hereof pursuant to which ACCC provides LP and GP operations, maintenance, administrative and management services in respect of the Facilities (as such term is defined in the Limited Partnership Agreement).

“Permitted Transfers” has the meaning ascribed thereto in Subsection 2.2(3).

“Person” means and includes individuals, corporations, limited partnerships, general partnerships, joint stock companies, unlimited liability corporations, joint ventures, associations, companies, trusts, banks, trust companies, pension funds, business trusts or any other organization, whether or not legal entities and governments and agencies and political subdivisions thereof.

“Preferred LP Units” has the meaning ascribed thereto in the Limited Partnership Agreement.

“Prospectus” means a “preliminary prospectus”, “amended preliminary prospectus” and a “final prospectus” as those terms are used in the Securities Laws, including all amendments and supplements thereto.

“Purchased Units” has the meaning ascribed thereto in Subsection 2.2(5)(c).

“Registration Rights” has the meaning ascribed thereto in the Limited Partnership Agreement.

“Securities Laws” means securities laws of each of the provinces of Canada and the applicable rules, regulations, instruments and policies enacted pursuant thereto.

“Shareholders’ Agreement” means the shareholders’ agreement to be entered into on the date hereof among ACCC, Caisse, GP and LP.

“Shares” means the common shares in the share capital of GP and will, where the context permits, include (i) any securities into which such Shares may be converted, reclassified, redesignated, subdivided, consolidated or otherwise changed, (ii) any securities of GP or of any other Person received by the holders of such Shares as a result of any merger, amalgamation, reorganization, arrangement or other similar transaction involving GP, (iii) any securities of GP, which are received by any one or more Persons as a distribution on or in respect of such securities, and (iv) any security, other instrument or right that is convertible into or evidences the right to acquire any of the foregoing securities.

“Subject Assets” has the meaning ascribed thereto in Section 4.1.

“Transfer” includes, in reference to any securities, (i) any transfer of such securities, directly or indirectly, by operation of law, by court order, by judicial process, or by foreclosure, levy or attachment and (ii) any sale, assignment, gift, donation, redemption, conversion or other disposition of such securities, directly or indirectly, pursuant to an agreement, arrangement, instrument or understanding by which legal title to or beneficial ownership of such securities passes from one Person to another Person or to the same Person in a different legal capacity, whether or not for value, and in each case any agreement to effect any of the foregoing; and the words “Transferred”, “Transferring” and similar words have corresponding meanings.

“Transferee” means a Person that acquires an interest in all or any of the Shares or the LP Units by virtue of a Transfer.

Section 1.2 Headings for reference only.

The headings preceding the Articles and Sections hereof have been inserted for convenience and reference only and shall not be construed to affect the meaning, construction or effect of this Agreement.

Section 1.3 Severability.

The provisions of this Agreement are severable and if any provisions are in conflict with any applicable law, the conflicting provisions shall be deemed never to have constituted a part of this Agreement and shall not affect or impair any of the remaining provisions thereof. If any provision of this Agreement shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision in such jurisdiction and shall not in any manner affect or render invalid or unenforceable such provision in any other jurisdiction or any other provision of this Agreement in any jurisdiction.

Section 1.4 Entire Agreement.

This Agreement and the Limited Partnership Agreement constitute the entire agreement between the parties hereto with respect to the subject-matter hereof and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties hereto. In the case of any conflict or inconsistency between the provisions of this Agreement and the provisions of the Limited Partnership Agreement, the provisions of this Agreement shall prevail.

Section 1.5 Waiver.

No waiver of any provision of this Agreement will be implied, and no waiver will be valid unless it is in writing and signed by the person or party giving such waiver. No waiver of any breach of any of the terms, provisions or conditions of this Agreement will be construed as or held to be a waiver of any other breach, or a waiver of, acquiescence in, or consent to, any further or succeeding breach hereof.

Section 1.6 Governing Law.

This Agreement shall be interpreted and governed by, take effect and be construed exclusively in accordance with the laws of the Province of Québec and the laws of Canada applicable therein. Any and all disputes arising under this Agreement, whether as to interpretation, performance or otherwise, shall be subject to the exclusive jurisdiction of the courts of the Province of Québec and the parties hereby irrevocably attorn to the exclusive jurisdiction of the courts of such province.

ARTICLE 2

GENERAL MATTERS RELATING TO THE

TRANSFER AND ISSUANCE OF LP UNITS

Section 2.1 Representations and Warranties by LP Unitholders.

Each LP Unitholder represents and warrants:

(a)	that such LP Unitholder owns beneficially and of record the number of LP Units which are expressed to be owned by it in the recitals contained in this Agreement and that the LP Units owned beneficially by such LP Unitholder are not subject to any Encumbrance and that no Person has any rights to become a holder or possessor of any of such LP Units or of the certificates representing the same;

(b)	that such LP Unitholder has the capacity to enter into and give full effect to this Agreement;

(c)	that this Agreement constitutes a valid and binding obligation enforceable in accordance with its terms, subject to the usual exceptions as to bankruptcy and the availability of equitable remedies; and

(d)	that all of the foregoing representations and warranties (other than with regards to the number of LP Units owned beneficially or held by such LP Unitholder) will continue to be true and correct during the continuance of this Agreement with respect to such LP Unitholder.

Section 2.2 Transfer Restrictions on LP Units.

(1)	No LP Unitholder may Transfer any of the LP Units owned by it except to Persons and in the manner expressly permitted in this Agreement. Any attempted Transfer of LP Units made in violation of this Agreement will be null and void, and GP will neither approve any Transfer of LP Units made in contravention of this Agreement nor permit any such Transfer to be recorded on the securities register of LP.

(2)	ACCC may Transfer its LP Units to Persons which are, directly or indirectly, affiliates of ACCC or ACI and residents in Canada for the purposes of the Income Tax Act (Canada) without such Transfer being subject to the restrictions on Transfer set forth in Section 2.2(5).

(3)	CDPQ may Transfer its LP Units to Persons which are wholly-owned subsidiaries of Caisse and residents in Canada for the purposes of the Income Tax Act (Canada) without such Transfer being subject to the restrictions on Transfer set forth in Section 2.2(4) (such Transfer, collectively with a Transfer described in Section 2.2(2) are collectively referred to as “Permitted Transfers”).

(4)	All Transfers by CDPQ of any of its Common LP Units, other than Permitted Transfers, shall be subject to a right of first refusal in favour of ACCC. CDPQ shall give notice in writing to ACCC of the receipt of any offer for the purchase of Common LP Units held by it within five (5) days together with a copy thereof. ACCC shall be entitled, by notice in writing to CDPQ within forty-five (45) days from the date of receipt of a copy of the offer, to acquire a number of Common LP Units from CDPQ for a price per Common LP Unit which is the same as that which is to be received by CDPQ, and otherwise in accordance with the terms and conditions of the offer. In the event that ACCC declines to exercise its acquisition rights, then CDPQ may sell its Common LP Units on terms and conditions not more favourable to the purchaser than the ones provided under the offer within six (6) months of receipt or deemed receipt of a written notice that ACCC has declined to exercise its acquisition rights, failing which the provisions of this Section 2.2(4) shall again apply to any proposed sale of CDPQ’s Common LP Units. In the event that ACCC fails to notify CDPQ within the aforesaid forty-five (45) days delay, ACCC shall be deemed to have elected to decline to exercise its acquisition rights.

The Registration Rights in favour of CDPQ provided in the Limited Partnership Agreement shall also be subject to a right of first refusal in favour of ACCC on any security to be sold by CDPQ under the same terms and conditions as described above provided, however, (i) that the price in such case shall be the mid-point of the range determined by the underwriters for the securities subject to the Distribution, but that (ii) if, in circumstances where ACCC has declined or is deemed to have declined the offer to acquire such securities, the final pricing for such securities is below the range determined by the underwriters, the Limited Partnership may proceed with such Distribution without CDPQ having any obligation to offer again such securities to ACCC, and provided, further, that in the event of a Distribution by way of short-form prospectus, the forty-five (45) day period referred to in the first paragraph of this Section 2.2(4) shall be reduced to twenty-five (25) days.

(5)	All Transfers by ACCC of any of its Common LP Units, other than Permitted Transfers, shall be subject to the following rights and restrictions:

(a)	CDPQ shall have a right of first offer, at any time CDPQ holds Common LP Units, in the event that ACCC decides to dispose of any of its Common LP Units (the “Offered Units”), which right of first offer shall be governed by this paragraph (a). ACCC shall give notice to CDPQ of its desire to dispose of the Offered Units. CDPQ shall have forty-five (45) days from receipt of ACCC’s notice to offer to purchase all, but not less than all, such Offered Units. In the event that CDPQ does not exercise its right of first offer during such period or in the event ACCC does not accept CDPQ’s offer, then ACCC shall have the right to sell the Offered Units to a third party (subject to the drag-along and tag-along rights referred to below), provided that, if ACCC sells, or executes a binding offer to sell, the Offered Units to such third party within six (6) months from the date of receipt of CDPQ’s offer, such sale or binding offer shall be on terms not less favourable to ACCC than those offered to it by CDPQ for a comparable transaction, failing which the right of first offer shall again apply. For greater certainty, the parties acknowledge and agree that this right of first offer is personal to CDPQ and may not be assigned to any Transferee, except a Transferee acquiring such right further to a Permitted Transfer by CDPQ.

(b)	ACCC shall have a drag-along right in the event of a sale of all of its Common LP Units, which drag-along right shall be governed by this paragraph (b). ACCC shall give notice in writing to CDPQ of the receipt of an offer for the purchase of all of its Common LP Units and of its desire to exercise its drag-along rights. ACCC may require CDPQ, within fifteen (15) days of the written notice, to sell all of the Common LP Units held by it as part of the sale of ACCC’s Common LP Units pursuant to such offer for an amount of cash that is the economic equivalent to that which is to be received by ACCC, directly or indirectly, in connection with such sale.

(c)	CDPQ shall have a tag-along right in the event of a Transfer by ACCC of all or any portion of its Common LP Units, which tag-along right shall be governed by this paragraph (c). ACCC shall give notice in writing to CDPQ of the receipt of an offer for the purchase of all or any portion of its Common LP Units (the “Purchased Units”) within five (5) days of such receipt, together with a copy thereof. CDPQ shall be entitled, by notice in writing to ACCC within forty-five (45) days from the date of receipt of a copy of the offer, to elect, as a condition precedent to any sale of the Purchased Units by ACCC to the third party (the “Acquiror”), to require the Acquiror to purchase all of CDPQ’s Common LP Units for a price per Common LP Unit which is the same as that which is stipulated in the offer, and otherwise upon the same terms and conditions as contained in the offer. Should CDPQ not have notified ACCC of its intention to exercise its right to require the Acquiror to purchase all of CDPQ’s Common LP Units, within the forty-five (45) days delay mentioned hereinabove in this paragraph (c), CDPQ shall irrevocably be deemed to have elected not to exercise such right. In the event that CDPQ exercises its right to require the Acquiror to purchase all of its Common LP Units and the Acquiror does not want to acquire the Common LP Units of ACCC subject to the Acquiror’s offer and all of the Common LP Units of CDPQ, then the offer shall be terminated in all respects.

(6)	The proposed Transferee (other than a Person who is a LP Unitholder as of the date of Transfer) shall become a party to and become bound by each of this Agreement and the Limited Partnership Agreement (in respect of the LP Units to be Transferred to such Transferee) and shall assume, subject to the terms of Section 2.2(7), all of the rights and obligations of the transferor thereunder and hereunder in respect of such Transferred LP Units, and in connection therewith each Transferee shall deliver to GP such documents and other instruments as GP may reasonably request to give effect to this Section 2.2, including without limitation a duly authorized and executed signed counterpart of each of this Agreement and the Limited Partnership Agreement.

(7)	In the event of a Transfer by CDPQ of all and not less than all of its Common LP Units, CDPQ must assign to its Transferee, or, in the case of paragraphs (a) and (b) of this Section 2.2(7) cause Caisse to assign to CDPQ’s Transferee, the following rights:

(a)	the nominating powers provided in favour of Caisse in Section 2.1(1) of the Shareholders’ Agreement, which may only be exercised by such Transferee as long as it holds at least 15% of the Shares;

(b)	the veto rights provided in Section 2.8 of the Shareholders’ Agreement, which may only be exercised by such Transferee as long as it holds at least 15% of the Shares;

(c)	the pre-emptive rights provided in Section 3.1; and

(d)	the Registration Rights provided in the Limited Partnership Agreement,

For greater certainty, the parties acknowledge and agree that the rights of first offer provided in Section 2.2(5)(a) and Section 4.1 are personal to CDPQ and may not be assigned to any Transferee, except a Transferee acquiring such rights pursuant to a Permitted Transfer by CDPQ.

Section 2.3 Notation on Certificates.

In addition to any legends required pursuant to applicable laws, all certificates representing LP Units shall have a statement in substantially the following form conspicuously noted thereon until such time as the LP Units represented by such certificates are no longer subject to the provisions of this Agreement:

“There are restrictions on the right to transfer the units represented by this certificate. In addition, such units are subject to a unitholders’ agreement dated the 2nd day of April, 2007 between the Limited Partnership and the LP Unitholders (as defined therein), as the same may be amended from time to time, and may not be pledged, sold or otherwise transferred except in accordance with the provisions thereof and the provisions of the Amended and Restated Limited Partnership Agreement made on March 30, 2007, as the same may be amended, supplemented or amended and restated from time to time.”

All certificates representing securities issued by LP which are convertible into or exercisable for LP Units or evidencing a right to acquire LP Units will contain a statement substantially to the same effect, until such time as the underlying LP Units represented by such certificates are no longer subject to the provisions of this Agreement.

Section 2.4 Required Transfer of Shares

If a LP Unitholder Transfers Common LP Units in accordance with Section 2.2, such LP Unitholder shall be required to Transfer or, in the case of CDPQ, shall be required to cause Caisse to Transfer, to the Transferee and the Transferee shall be required to acquire such number of Shares as may be required to ensure that the proportionate ownership of Shares by each GP Shareholder be identical to the proportionate ownership of Common LP Units by each LP Unitholder.

ARTICLE 3

PRE-EMPTIVE RIGHTS

Section 3.1 Pre-Emptive Right.

(1)	No LP Units or securities convertible into LP Units (“LP Interests”) will be issued by LP and no option or other right for the purchase of or subscription for any LP Interest will be granted at any time after the date hereof except upon compliance with the following provisions.

(2)	If LP proposes to offer for sale any LP Interests, each of ACCC and CDPQ shall be entitled to participate in such issuance on a pro rata basis, but only to the extent necessary to maintain their proportional ownership interest in LP. At least twenty (20) Business Days prior to any such proposed offering, LP shall deliver to ACCC and CDPQ a notice in writing offering it the opportunity to subscribe for their pro rata number of LP Interests. The offer will contain a description of the terms and conditions relating to the LP Interests and will state the price at which the LP Interests are offered and the date on which the purchase of LP Interests is to be completed and will state that if ACCC and CDPQ wish to subscribe for LP Interests they may do so only by giving notice of the exercise of the subscription right granted hereby to the Secretary of GP, in its capacity as general partner of LP, within ten (10) Business Days after the date of the offer. ACCC and CDPQ will be entitled to participate in the issuance of the LP Interests at the most favourable price and on the most favourable terms as such LP Interests are to be offered to a third party.

(3)	If either ACCC or CDPQ does not notify the Secretary of GP in accordance with Section 3.1(2) of its wish to subscribe for LP Interests (the “Declining Offeree”), the Secretary of GP shall forthwith so notify (the “Additional Notice”) the other LP Unitholder which has expressed its wish to subscribe for LP Interests in accordance with Section 3.1(2) (the “Subscribing Offeree”). The Subscribing Offeree shall then have the option, exercisable within ten (10) Business Days of its receipt of the Additional Notice by written notice to the Secretary of GP, to subscribe for all or any portion of the LP Interests which were offered to the Declining Offeree pursuant to Section 3.1(2).

(4)	If any of the LP Interests of any issue are not subscribed for within the period provided for in Section 3.1(2) or, as applicable, Section 3.1(3), LP may offer such unsubscribed LP Interests within the 120 days following the expiration of such period to any Person, but the price at which such LP Interests may be issued will not be less than the subscription price offered to ACCC and CDPQ and the terms of payment for such LP Interests will not be more favourable to such Person than the terms of payment offered to ACCC and CDPQ.

(5)	If LP proposes to grant an option or other right for the purchase of or subscription for LP Interests, such option or other right will also be made available to ACCC and CDPQ as nearly as may be possible in accordance with the foregoing.

Section 3.2 Non-Applicability of Pre-Emptive Right.

The provisions of Section 3.1 do not apply to any issues of LP Interests or to the grant of any option or other right for the purchase of or subscription for any LP Interests which are provided for at Article 9 of the Limited Partnership Agreement.

Section 3.3 Applicability of Pre-Emptive Right to Convertible Securities.

The provisions of Section 3.1 and Section 3.2 apply mutatis mutandis to any securities convertible into equity securities issued by LP.

ARTICLE 4

RIGHT OF FIRST OFFER ON SALE OF ASSETS

Section 4.1 Right of First Offer on Sale of Assets

Subject to the Shareholders’ Agreement, at any time that CDPQ holds Common LP Units, in the event that LP decides to dispose of all or substantially all of its assets in a single transaction or series of related transactions (the “Subject Assets”) and ACCC approves such proposed disposition, CDPQ shall have forty-five (45) days from the date of the shareholder vote or resolution approving such disposition to offer to purchase all, but not less than all, of the Subject Assets from LP. In the event that CDPQ does not exercise its right of first offer during such period or in the event LP does not accept CDPQ’s offer, then LP shall have the right to sell the Subject Assets to a third party, provided that, if LP sells, or executes a binding offer to sell, the Subject Assets to such third party within six (6) months from the date of receipt of CDPQ’s offer, such sale or binding offer shall be on terms not less favourable to LP than those offered to it by CDPQ for a comparable transaction, failing which the right of first offer shall again apply. For greater certainty, the parties acknowledge and agree that this right of first offer is personal to CDPQ and may not be assigned to any Transferee, except a Transferee acquiring such right pursuant to a Permitted Transfer by CDPQ.

ARTICLE 5

GENERAL PROVISIONS

Section 5.1 All LP Units Subject to this Agreement.

Each of the LP Unitholders agrees that it shall be bound by the terms of this Agreement with respect to all LP Units held by it from time to time.

Section 5.2 Amendments.

This Agreement may only be modified, amended, altered or supplemented by the execution and delivery of a written agreement executed by or on behalf of ACCC, CDPQ, LP and GP.

Section 5.3 Term.

This Agreement shall come into force and effect as of the date set out on the first page of this Agreement and, except as provided below, shall continue in force until the earliest of the date on which: (i) this Agreement is terminated by written agreement by or on behalf of all of the LP Unitholders; and (ii) any one LP Unitholder holds all of LP Units.

With respect to any LP Unitholder, this Agreement shall cease to be binding on the date on which such LP Unitholder no longer holds any LP Unit.

Section 5.4 Termination Not to Affect Rights or Obligations.

Neither termination of this Agreement nor GP ceasing to be a party to this Agreement shall affect or prejudice any rights or obligations which have accrued or arisen under this Agreement prior to the time of termination and such rights and obligations, including, without limitation, any indemnities, shall survive the termination of this Agreement, or GP ceasing to be a party to this Agreement.

Section 5.5 Notices.

Any notice or other communication required or permitted to be given hereunder will be in writing and will be given by prepaid first-class mail, by facsimile or by delivery as hereafter provided. Any such notice or other communication, if mailed by prepaid first-class mail at any time other than during a general discontinuance of postal service due to strike, lockout or otherwise, will be deemed to have been received on the fourth Business Day after the postmarked date thereof, or if sent by facsimile, will be deemed to have been received on the Business Day following the sending, or if delivered by hand will be deemed to have been received at the time it is delivered to the applicable address noted below either to the individual designated below or to an individual at such address having apparent authority to accept deliveries on behalf of the addressee. Notice of change of address will also be governed by this Section 5.5. In the event of a general discontinuance of postal service due to strike, lock-out or otherwise, notices or other communications will be delivered by hand or sent by facsimile and will be deemed to have been received in accordance with this Section 5.5. Notices and other communications will be addressed as follows:

(a)	if to ACCC: Abitibi-Consolidated Company of Canada 1155 Metcalfe Street Suite 800 Montreal, QC H3B 5H2

	Attention:	Legal Department
	Fax:	(514) 394-3644

(b)	if to GP or LP: Abitibi-Consolidated Hydro Inc. 1155 Metcalfe Street Suite 800 Montreal, QC H3B 5H2

	Attention:	General Manager
	Fax:	(514) 394-3624

with a copy to:

Abitibi-Consolidated Company of Canada
1155 Metcalfe Street
Suite 800
Montreal, QC
H3B 5H2

	Attention:	Legal Department
	Fax:	(514) 394-2230

(c)	if to CDPQ: CDP Investissements Inc. Centre CDP Capital 1000 Place Jean-Paul-Riopelle Suite A-300 Montreal, QC H2Z 2B6

	Attention:	Cyrille Vittecoq
	Fax:	(514) 847-2498

with a copy to:

	Attention:	Robert Côté
	Fax:	(514)281-5212

Section 5.6 Davies Ward Phillips & Vineberg LLP Acting for More Than One Party.

Each of the parties to this Agreement has been advised and acknowledges that Davies Ward Phillips & Vineberg LLP is acting as counsel to and jointly representing ACI, ACCC, GP and LP (each a “Client” and, collectively, “Clients”) and, in this role, information disclosed to Davies Ward Phillips & Vineberg LLP by one Client will not be kept confidential and will be disclosed to all Clients and each of the parties consents to Davies Ward Phillips & Vineberg LLP so acting. In addition, should a conflict arise between any Clients, Davies Ward Phillips & Vineberg LLP may not be able to continue to act for any of such Clients.

Section 5.7 Business and Affairs of LP.

Each of the parties to this Agreement shall do everything in its power to promptly cause such meetings to be held, votes to be cast, resolutions to be passed, by-laws to be made and confirmed, documents to be executed and all other things and acts to be done, at all times, to the extent permitted by law, to give effect to this Agreement.

Section 5.8 Further Assurances.

Each of the LP Unitholders shall vote and act at all times as a partner of LP and each other party to this Agreement shall act and in all other respects use reasonable efforts to take all such steps, execute all such documents and do all such acts and things as may be reasonably within his, her or its power to implement to their full extent the provisions of this Agreement and to cause LP to act in the manner contemplated by this Agreement.

Section 5.9 French Language Version.

The parties acknowledge and agree that (i) they will execute a French version of this Agreement by no later than the 30th day following the date of this Agreement (or such later date as the parties may agree to) and that (ii) upon the execution of the French version, both the French version and this English version of this Agreement will be read and construed as, and will together constitute, one and the same agreement, with neither one of such version having precedence over the other in the interpretation of this Agreement. Prior to the execution by the parties of the French version of this Agreement, LP will request its counsel to issue a favourable legal opinion addressed to the parties, confirming that the French version constitutes a complete and accurate translation of the English version.

Section 5.10 Successors and Assigns.

The provisions of this Agreement shall enure to the benefit of, and be binding upon, the parties and their respective successors and permitted assigns.

Section 5.11 Counterparts.

This Agreement and any amendment, supplement or restatement may be executed in several counterparts, including counterparts by facsimile, each of which when so executed shall be deemed to be an original and such counterparts together shall constitute one and the same instrument, which shall be sufficiently evidenced by any such original counterpart.

Section 5.12 Authorship.

The parties hereto agree that the terms and language of this Agreement are the result of negotiations between the parties hereto and, as a result there will be no presumption that any ambiguity in this Agreement will be resolved against any party hereto.

[Balance of page intentionally left blank]

IN WITNESS WHEREOF the parties have executed this Agreement.

ABITIBI-CONSOLIDATED HYDRO INC.

By:
Name:	Pierre Rougeau
Title:	President and Secretary

By:
Name:	Bruno Tremblay
Title:	Director

ABITIBI-CONSOLIDATED COMPANY OF CANADA

By:
Name:	Pierre Rougeau
Title:	Senior Vice-President,
Corporate Development and
Chief Financial Officer

By:
Name:	Bruno Tremblay
Title:	Senior Vice-President,
Business Support

ACH LIMITED PARTNERSHIP, by its sole general partner, Abitibi-Consolidated Hydro Inc.

By:
Name:	Pierre Rougeau
Title:	President and Secretary

By:
Name:	Bruno Tremblay
Title:	Director

[Signature Pages – ACH Unitholders’ Agreement]

CDP INVESTISSEMENTS INC.

By:
Names :	Cyrille Vittecoq
Title:	Vice-President, Investments

By:
Name:	Eric Cantin
Title:	Manager, Investments

[Signature Pages – ACH Unitholders’ Agreement]